UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 27, 2006

MODERN TECHNOLOGY CORP.

(Exact name of registrant as specified in charter)

NEVADA 002-80891 11-2620387

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

1420 N. Lamar Blvd., Oxford MS 38655

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (662) 236-5928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, LTD., AJW Qualified Partners, LLC., and New Millennium Capital Partners, LLC. (collectively "Buyers"). Under the terms of the Securities Purchase Agreement, Buyers purchased 6% Convertible Secured Notes in the aggregate amount of $350,000, and Warrants to purchase shares of common stock. Please see Items 2.03 and 3.02 for more details on this transaction.

In conjunction with the Securities Purchase Agreement, the Company entered into an Intellectual Property Security Agreement and a Security Agreement, both dated March 27, 2006. The terms of these agreements, respectively, grant first priority to Buyers for intellectual property rights and security rights to property of the Company. Company entered into these agreements to guarantee payment under the terms of the Convertible Notes.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2006, the Company, pursuant to a Securities Purchase Agreement of the same date, entered into Callable Secured Convertible Notes. Under the terms of the notes, the Company borrowed an aggregate of $350,000.00 from the Holders of the Notes. The Notes each bear a Maturity Date of March 27, 2009, with interest accruing on any unpaid principal at 6% per annum from the date the Notes were issued, until due and payable on the Maturity Date. Any unpaid amounts after that date bear an interest of 15% per annum. Interest is payable quarterly and shall commence at June 30, 2006. Holder has the right to convert any amounts due to Common Stock, at its discretion, at the conversion price, as set forth under the terms of the Notes. Following is a table showing the holders and amount of each Note.

HOLDER	AMOUNT OF NOTE
AJW Offshore, LTD	$213,500
AJW Partners, LLC	$38,500
AJW Qualified Partners, LLC	$94,500
New Millennium Capital Partners, LLC	$3,500

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On March 27, 2006, the Company entered into a Securities Purchase Agreement with the parties referenced in Item 2.03 above ("Buyers"). Under the terms of the Securities Purchase Agreement, the Buyers collectively purchased 6% Convertible Securities Notes in the aggregate amount of $350,000.00, convertible into common stock at the option of the Buyers, and Warrants to purchase shares of the Company's common stock. There were no underwriting fees or commissions paid in connection with this offering. Notes and Warrants were sold pursuant to Rule 505, Regulation D of the Securities Act of 1933. Securities purchased are convertible into shares of Common Stock pursuant to the terms set forth in the Callable Secured Convertible Note (attached hereto as an exhibit) and the Stock Purchase Warrant (attached hereto as an exhibit). Securities purchased hereunder are also provided Registration Rights, as set forth in the Registration Rights Agreement dated March 27, 2006, and filed herewith as an exhibit.

Section 9 - Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits

None.

Exhibits
EXHIBIT NO.	DOCUMENTS
4.1	Callable Secured Convertible Note - AJW Offshore, LTD.
4.2	Callable Secured Convertible Note - AJW Partners, LLC.
4.3	Callable Secured Convertible Note - AJW Qualified Partners, LLC.
4.4	Callable Secured Convertible Note - New Millennium Capital Partners, LLC.
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Intellectual Property Security Agreement
10.4	Security Agreement
20.1	Stock Purchase Warrant - AJW Offshore, LTD.
20.2	Stock Purchase Warrant - AJW Partners, LLC
20.3	Stock Purchase Warrant - AJW Qualified Partners, LLC
20.4	Stock Purchase Warrant - New Millennium Capital Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN TECHNOLOGY CORP.

Date: March 30, 2006                    /s/ Anthony K. Welch

                                                           Anthony K. Welch, CEO